UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 12, 2013

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
(Address of principal executive offices)		(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 8.01 Other Events.

On August 12, 2013, Avnet, Inc. announced that its Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. This cash dividend will be payable on September 20, 2013, to shareholders of record on September 10, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2013	AVNET, INC. Registrant

	By:	/s/ Kevin Moriarty
	Name:	Kevin Moriarty
	Title:	Senior Vice President and Chief Financial Officer